Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196812 on Form S-8 and Registration Statement No. 333-188153 and 333-195601 on Forms S-3 of our report dated January 27, 2016 relating to the consolidated financial statements of SAIC General Motors Corp., Ltd and subsidiaries appearing in this Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2015.

/s/ DELOITTE TOUCHE TOHMATSU CERTIFIED PUBLIC ACCOUNTANTS LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
January 27, 2016